UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
July 23, 2024
Date of Report (Date of earliest event reported)
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Vestis Corporation
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Colonial Center Parkway, Suite 140,
Roswell, Georgia		30076
(Address of Principal Executive Offices)		(Zip Code)
(470) 226-3655
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Vice President & Chief Operating Officer

On July 23, 2024, Vestis Corporation (“Vestis” or the “Company”) announced the appointment of Bill Seward as the Company’s Executive Vice President & Chief Operating Officer, effective September 1, 2024. Mr. Seward, age 57, brings over 30 years of logistics and route-based experience to the Company and is joining Vestis from United Parcel Service (UPS) Supply Chain Solutions, where, as President since December 2022, he oversees multiple business units including global logistics, freight forwarding, warehousing and distribution. While at UPS, a multinational shipping, receiving and supply chain management business, he served as President, America’s Region & Global Customer Solutions from February 2022 to December 2022, President, Worldwide Sales & Solutions from November 2019 to February 2022 and US International Business Head from 2015 to 2018. From January 2019 through October 2019 he served as Executive Vice President and Chief Commercial Officer at Stericycle, a company specializing in the collection and disposal of medical waste.

Vestis and Mr. Seward entered into an Employment Agreement, dated June 19, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Seward’s initial annual base salary will be $600,000 and his target annual bonus opportunity will be 75% of his base salary. Mr. Seward will also be entitled to receive an annual equity or equity-based award under the long-term incentive plan with a target grant date value of $1,200,000, subject to approval by the company’s Human Resources and Compensation Committee. He will receive a one-time cash sign on bonus of $300,000 on the same day on which the company’s pays its annual bonuses for fiscal 2024. As of October 1, 2024, he will receive a one-time equity award of restricted stock units with a grant date value of $1,500,000 and that vest ratably over three years on each anniversary of the grant date. The Employment Agreement is otherwise generally on the same terms and conditions as the company’s employment agreements entered into with its executive officers on April 2, 2024 (other than the Chief Executive Officer and Chief Financial Officer). See the company’s Current Report on Form 8-K filed on April 5, 2024 for a discussion of those terms and conditions.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 19, 2024, by and between Vestis Corporation and William Seward.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	July 23, 2024	By:	/s/ RICK DILLON
		Name:	RICK DILLON
		Title:	Executive Vice President and Chief Financial Officer (principal financial officer)